HUDSON PACIFIC PROPERTIES, INC.
THIRD QUARTER 2014
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2013. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board, Chief Executive Officer and President Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter		Patrick Whitesell
Managing General Partner, Clarity Partners L.P.		Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Financial Officer	EVP, Operations and Development

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Elva Hernandez
SVP, Leasing	Chief Accounting Officer	VP, Controller

Josh Hatfield	Drew Gordon	Gary Hansel
SVP, Operations	SVP, Pacific Northwest	SVP, Southern California
INVESTOR RELATIONS
Laura Campbell Director, Investor Relations Email Contact: lcampbell@hudsonppi.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley, the East Bay, and Seattle, Washington, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Number of office properties owned	25	26	26	24	24
Office properties square feet(1)	5,422,612	5,533,656	5,510,847	5,292,824	5,289,377
Stabilized office properties leased rate as of end of period(2)	94.1%	94.6%	94.5%	95.4%	95.5%
Stabilized office properties occupied rate as of end of period(2)(3)	93.4%	90.9%	88.7%	90.1%	87.0%
Number of media & entertainment properties owned	2	2	2	2	2
Media & entertainment square feet	884,193	884,193	884,193	884,193	884,193
Media & entertainment leased rate as of end of period(4)	71.6%	69.9%	69.1%	69.9%	71.5%
Number of land assets owned	6	6	6	4	4
Land assets square feet(5)	1,861,173	1,861,173	1,837,049	1,587,049	1,587,049
Market capitalization (in thousands):
Total debt(6)	$917,238	$848,338	$822,684	$925,988	$885,288
Series A Preferred Units	10,177	10,177	10,177	10,475	12,475
Series B Preferred Stock	145,000	145,000	145,000	145,000	145,000
Common equity capitalization(7)	1,712,132	1,759,364	1,601,290	1,308,517	1,149,374
Total market capitalization	$2,784,547	$2,762,879	$2,579,151	$2,389,980	$2,192,137
Debt/total market capitalization	32.9%	30.7%	31.9%	38.7%	40.4%
Series A preferred units & debt/total market capitalization	33.3%	31.1%	32.3%	39.2%	41.0%
Common stock data (NYSE:HPP):
Range of closing prices(8)	$24.45 - $27.01	$ 22.32-25.91	$ 21.42-23.47	$ 19.03-22.29	$ 19.38-22.46
Closing price at quarter end	$24.66	$25.34	$23.07	$21.87	$19.45
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	69,126	69,422	66,558	59,220	59,094
Shares of common stock\units outstanding at end of period (in thousands)(10)	69,429,520	69,430	69,410	59,832	59,094
__________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, lease-up properties, and properties held-for-sale described on page 12.

(3)	Represents percent leased less signed leases not yet commenced.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes non-cash loan premium/discount.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

Consolidated Balance Sheets (Unaudited, $ in thousands, except share data)

	September 30, 2014	December 31, 2013
ASSETS
Total investment in real estate, net	$2,015,857	$1,906,825
Cash and cash equivalents	69,397	30,356
Restricted cash	19,650	16,750
Accounts receivable, net	14,178	8,909
Notes receivable	28,112	—
Straight-line rent receivables	31,550	21,538
Deferred leasing costs and lease intangibles, net	109,476	111,398
Deferred finance costs, net	8,884	8,582
Interest rate contracts	15	192
Goodwill	8,754	8,754
Prepaid expenses and other assets	11,576	5,170
Assets associated with real estate held for sale	—	12,801
TOTAL ASSETS	$2,317,449	$2,131,275

LIABILITIES AND EQUITY
Notes payable	$920,860	$931,308
Accounts payable and accrued liabilities	35,642	27,490
Below-market leases, net	42,935	45,439
Security deposits	6,411	5,941
Prepaid rent	11,328	7,623
Interest rate contracts	907	—
Liabilities associated with real estate sold	361	133
TOTAL LIABILITIES	$1,018,444	$1,017,934

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at September 30, 2014 and December 31, 2013, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 66,795,992 shares and 57,230,199 shares outstanding at September 30, 2014 and December 31, 2013, respectively	668	572
Additional paid-in capital	1,080,862	903,984
Accumulated other comprehensive loss	(1,749)	(997)
Accumulated deficit	(32,662)	(45,113)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,192,119	$1,003,446
Non-controlling interest—members in Consolidated Entities	43,453	45,683
Non-controlling common units in the Operating Partnership	53,256	53,737
TOTAL EQUITY	$1,288,828	$1,102,866
TOTAL LIABILITIES AND EQUITY	$2,317,449	$2,131,275

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Office
Rental	$39,503	$33,575	$115,418	$89,665
Tenant recoveries	12,084	6,520	23,643	17,617
Parking and other	5,140	3,426	16,632	10,472
Total office revenues	56,727	43,521	155,693	117,754
Media & entertainment
Rental	$6,239	$5,977	$17,646	$17,162
Tenant recoveries	267	500	971	1,241
Other property-related revenue	4,583	3,170	11,028	11,368
Other	339	180	542	616
Total media & entertainment revenues	11,428	9,827	30,187	30,387
Total revenues	68,155	53,348	185,880	148,141
Operating expenses
Office operating expenses	23,969	16,766	58,469	44,191
Media & entertainment operating expenses	7,401	6,136	19,244	18,133
General and administrative	6,802	5,020	19,157	15,195
Depreciation and amortization	17,361	20,256	51,973	53,069
Total operating expenses	55,533	48,178	148,843	130,588
Income from operations	12,622	5,170	37,037	17,553
Other expense (income)
Interest expense	6,550	7,319	19,519	18,673
Interest income	(1)	(22)	(21)	(262)
Acquisition-related expenses	214	483	319	992
Other expenses	(56)	(13)	(43)	41
	6,707	7,767	19,774	19,444
Income from continuing operations before gain on sale of real estate	5,915	(2,597)	17,263	(1,891)
Gain on sale of real estate	5,538	—	5,538	—
Income from continuing operations	11,453	(2,597)	22,801	(1,891)
Net loss from discontinued operations	(38)	(155)	(164)	(3,972)
Net income (loss)	11,415	(2,752)	22,637	(5,863)
Net income attributable to preferred stock and units	(3,195)	(3,231)	(9,590)	(9,693)
Net income attributable to restricted shares	(68)	(71)	(206)	(229)
Net (income) loss attributable to non-controlling interest in consolidated entities	(259)	118	(155)	399
Net (income) loss attributable to common units in the Operating Partnership	(273)	242	(441)	636
Net income (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	$7,620	$(5,694)	$12,245	$(14,750)
Basic and diluted per share amounts:
Net income (loss) from continuing operations attributable to common stockholders	$0.11	$(0.10)	$0.19	$(0.20)
Net loss from discontinued operations	—	—	—	(0.07)
Net income (loss) attributable to common stockholders’ per share—basic and diluted	$0.11	$(0.10)	$0.19	$(0.27)
Weighted average shares of common stock outstanding—basic and diluted	66,506,179	56,144,099	65,549,741	54,815,763
Dividends declared per share of common stock	$0.125	$0.125	$0.375	$0.375

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Funds From Operations (FFO)(1)
Net income (loss)	$11,415	$6,689	$4,533	$3,269	$(2,752)
Adjustments:
Depreciation and amortization of real estate assets	17,342	17,835	16,668	16,994	20,256
(Gain) / Loss from Sale of Real Estate	(5,538)	—	—	—	145
FFO attributable to non-controlling interest	(1,396)	(1,080)	(1,091)	(1,132)	(890)
Net income attributable to preferred stock and units	(3,195)	(3,195)	(3,200)	(3,200)	(3,231)
FFO to common stockholders and unit holders	$18,628	$20,249	$16,910	$15,931	$13,528
Specified items impacting FFO:
Acquisition-related expenses	$214	$—	$105	$454	$483
Consulting fee to former executive	890	1,111	835	—	—
Supplemental net property tax expenses (savings)	1,072	—	—	—	—
Lease termination revenue	—	(1,687)	—	(753)	—
Lease termination non-cash write-off	—	77	—	—	—
FFO (excluding specified items) to common stockholders and unit holders	$20,804	$19,750	$17,850	$15,632	$14,011

Weighted average common stock/units outstanding—diluted	69,126	69,422	66,558	59,220	59,094
FFO per common stock/unit—diluted	$0.27	$0.29	$0.25	$0.27	$0.23
FFO (excluding specified items) per common stock/unit—diluted	$0.30	$0.28	$0.27	$0.26	$0.24

Year To Date	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Funds From Operations (FFO)(1)
Net income (loss)	$22,637	11,222	$4,533	$(2,594)	(5,863)
Adjustments:
Depreciation and amortization of real estate assets	51,845	34,503	16,668	70,063	53,069
Depreciation and amortization—discontinued operations	—	—	—	789	789
(Gain) / Loss from Sale of Real Estate	(5,538)	—	—	5,580	5,580
FFO attributable to non-controlling interest	(4,009)	(2,171)	(1,091)	(2,243)	(1,018)
Net income attributable to preferred stock and units	(9,590)	(6,395)	(3,200)	(12,893)	(9,693)
FFO to common stockholders and unit holders	$55,345	$37,159	$16,910	$58,702	$42,864
Specified items impacting FFO:
Acquisition-related expenses	$319	$105	$105	$1,446	$992
Consulting fee to former executive	2,836	1,946	835	—	—
Supplemental net property tax expenses (savings)	809	—	—	(797)	(797)
Lease termination revenue	(1,687)	(1,687)	—	(1,591)	(1,082)
Lease termination non-cash write-off	77	77	—	—	—
FFO (excluding specified items) to common stockholders and unit holders	$57,699	$37,600	$17,850	$57,760	$41,977

Weighted average common stock/units outstanding—diluted	67,933	67,998	66,558	58,165	57,808
FFO per common stock/unit—diluted	$0.81	$0.55	$0.25	$1.01	$0.74
FFO (excluding specified items) per common stock/unit—diluted	$0.85	$0.55	$0.27	$0.99	$0.73
______________________________

(1)	See page 28 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Adjusted Funds From Operations (AFFO)(1)
FFO	$18,628	$20,249	$16,910	$15,931	$13,528
Adjustments:
Straight-line rent	(2,737)	(4,279)	(2,590)	(2,178)	(2,824)
Amortization of above market and below market leases, net	(1,291)	(1,456)	(1,110)	(1,551)	(1,451)
Amortization of below market ground lease	62	62	62	62	61
Amortization of lease buy-out costs	102	80	53	(1)	—
Amortization of deferred financing costs and loan premium/discount, net	598	243	223	209	103
Recurring capital expenditures, tenant improvements and lease commissions	(8,378)	(13,729)	(7,164)	(11,930)	(4,515)
Non-cash compensation expense	1,792	1,978	1,277	1,480	1,462
AFFO	$8,776	$3,148	$7,661	$2,022	$6,364

Weighted average common stock/units outstanding—diluted	69,126	69,422	66,558	59,220	59,094
AFFO per common stock/unit—diluted	$0.13	$0.05	$0.12	$0.03	$0.11
Dividends paid to common stock and unit holders	$8,679	$8,679	$8,676	$7,446	$7,388
AFFO payout ratio	98.9%	275.7%	113.2%	368.2%	116.1%

Year To Date	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Adjusted Funds From Operations (AFFO)(1)
FFO	$55,345	$37,159	$16,910	$58,702	$42,864
Adjustments:
Straight-line rent	(9,435)	(6,869)	(2,590)	(9,692)	(7,514)
Amortization of prepaid rent(2)	—	—	—	109	109
Amortization of above market and below market leases, net	(3,830)	(2,566)	(1,110)	(5,734)	(4,183)
Amortization of below market ground lease	186	124	62	247	185
Amortization of lease buy-out costs	235	133	53	36	37
Amortization of deferred financing costs and loan premium/discount, net	1,065	466	223	824	615
Recurring capital expenditures, tenant improvements and lease commissions	(29,282)	(20,893)	(7,164)	(47,764)	(32,911)
Non-cash compensation expense	5,047	3,255	1,277	6,454	4,974
AFFO	$19,331	$10,809	$7,661	$3,182	$4,176

Weighted average common stock/units outstanding—diluted	67,933	67,998	66,558	58,165	57,808
AFFO per common stock/unit—diluted	$0.28	$0.16	$0.12	$0.05	$0.07
Dividends paid to common stock and unit holders	$26,034	$17,355	$8,676	$29,607	$22,161
AFFO payout ratio	134.7%	160.6%	113.2%	930.5%	530.7%
______________________________

(1)
See page 28 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO). AFFO excludes amounts attributable to non-controlling interest in Consolidated Entities. For purposes of the three-month and year-to-date periods ending September 30, 2013, December 31, 2013, March 31, 2014, and June 30, 2014, AFFO amounts appearing in our Supplemental Operating and Financial Data reports issued for those periods included amounts attributable to the non-controlling interest in Consolidated Entities. AFFO amounts in this Supplemental Operating and Financial Data report reflect an increase in AFFO compared to amounts previously reported owing to the exclusion of amounts attributable to non-controlling interest in Consolidated Entities for all periods presented.

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)
The following table sets forth information with respect to our outstanding indebtedness as of September 30, 2014.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured revolving credit facility	$95,000	LIBOR+ 1.15% to 1.55%	$—	9/23/2018	$95,000
Unsecured term loan	150,000	LIBOR+ 1.30% to 1.90%	—	9/23/2019	150,000
Mortgage loan secured by 6922 Hollywood Boulevard(2)	39,675	5.580%	3,230	1/1/2015	39,426
Mortgage loan secured by 275 Brannan	15,000	LIBOR+2.00%	—	10/5/2015	15,000
Mortgage loan secured by Pinnacle II(3)	87,711	6.313%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(4)	49,600	LIBOR+2.25%	—	10/31/2016	49,600
Mortgage loan secured by Element LA(5)	13,452	LIBOR+1.95%	—	11/1/2017	13,452
Mortgage loan secured by Sunset Gower/Sunset Bronson(6)	97,000	LIBOR+2.25%	—	2/11/2018	97,000
Mortgage loan secured by Rincon Center(7)	104,707	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by Met Park North(8)	64,500	LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by First Financial(9)	42,616	4.580%	2,639	2/1/2022	36,799
Mortgage loan secured by 10950 Washington(10)	28,977	5.316%	2,003	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(11)	129,000	3.954%	5,172	11/7/2022	117,190
Subtotal	$917,238
Unamortized loan premium, net(12)	3,622
Total	$920,860

Note Receivable
Mortgage loan secured by a real estate property(13)	$28,528	11.000%	$3,182	8/22/2016	$28,528
Unamortized commitment fee	(416)
	$28,112
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was fully repaid on October 2, 2014.

(3)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II property to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(4)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(5)
We have the ability to draw up to $65,500 for budgeted site-work, construction of a parking garage, base building, tenant improvement, and leasing commission costs associated with the renovation and lease-up of the property.

(6)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50,000 of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42,000 of the loan through February 11, 2016. Effective August 22, 2013, the terms of this loan were amended to increase the outstanding balance from $92,000 to $97,000, reduce the interest rate from LIBOR plus 3.50% to LIBOR plus 2.25%, and extend the maturity date from February 11, 2016 to February 11, 2018.

(7)	This loan is amortizing based on a 30-year amortization schedule.

(8)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan’s maturity on August 1, 2020.

(9)	Beginning with the payment made March 1, 2014, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(10)	This loan is amortizing based on a 30-year amortization schedule.

(11)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule, for total annual debt service of $7,349.

(12)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 6922 Hollywood Boulevard and Pinnacle II.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

STABILIZED OFFICE SUMMARY(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
SAME-STORE
San Francisco
Rincon Center	580,850	11.9%	88.7%	88.7%	$21,656,637	$42.04	$3.50
1455 Market Street	1,025,833	21.0	99.0	99.4	26,244,511	25.85	2.15
875 Howard Street	286,270	5.9	99.4	99.4	7,331,504	25.77	2.15
222 Kearny Street	148,797	3.0	84.6	84.6	4,778,150	37.94	3.16
625 Second Street	138,080	2.8	73.8	73.8	4,695,138	46.09	3.84
Subtotal	2,179,830	44.5%	93.7%	93.9%	$64,705,940	$31.68	$2.64
Los Angeles
First Financial	223,679	4.6%	94.0%	94.8%	$7,238,836	$34.44	$2.87
Technicolor Building	114,958	2.3	100.0	100.0	4,549,302	39.57	3.30
Del Amo Office Building	113,000	2.3	100.0	100.0	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.3	95.3	95.3	2,416,048	41.41	3.45
10950 Washington	159,024	3.2	100.0	100.0	5,358,851	33.70	2.81
604 Arizona	44,260	0.9	100.0	100.0	1,832,630	41.41	3.45
6922 Hollywood	205,523	4.2	92.2	92.2	8,156,186	43.05	3.59
10900 Washington	9,919	0.2	100.0	100.0	443,457	44.71	3.73
Pinnacle I	393,777	8.0	94.9	95.7	15,679,505	41.98	3.50
Subtotal	1,325,364	27.1%	96.0%	96.4%	$48,743,885	$38.30	$3.19
Total Same-Store	3,505,194	71.6%	94.6%	94.9%	$113,449,825	$34.22	$2.85
NON-SAME-STORE
Seattle
First & King	472,223	9.7%	90.5%	95.7%	$9,274,615	$21.71	$1.81
Met Park North	190,748	3.9	95.4	95.4	4,732,958	26.01	2.17
Northview	182,009	3.7	83.4	83.4	3,022,464	19.92	1.66
Merrill Place	193,153	3.9	76.5	76.5	3,751,159	25.40	2.12
Subtotal	1,038,133	21.2%	87.5%	89.9%	$20,781,196	$22.87	$1.91
San Francisco
275 Brannan Street	54,673	1.1%	100.0%	100.0%	$2,984,599	$54.59	$4.55
Subtotal	54,673	1.1%	100.0%	100.0%	$2,984,599	$54.59	$4.55
Los Angeles
Pinnacle II	231,864	4.7%	99.2%	99.2%	$8,789,091	$38.21	$3.18
3401 Exposition	63,376	1.3	100.0	100.0	2,547,715	40.20	3.35
Subtotal	295,240	6.0%	99.4%	99.4%	$11,336,806	$38.64	$3.22
Total Non-Same-Store	1,388,046	28.4%	90.5%	92.3%	$35,102,601	$27.93	$2.33
TOTAL	4,893,240	100.0%	93.4%	94.1%	$148,552,426	$32.49	$2.71
_____________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale”. As of September 30, 2014, we had no office development property under construction, three office redevelopment properties (Element LA, 3402 Pico and 1861 Bundy) under construction, one lease-up property (901 Market Street) and no property held-for-sale. We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of September 30, 2014. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

DEVELOPMENT, REDEVELOPMENT, LEASE-UP PROPERTIES, AND PROPERTIES HELD-FOR-SALE SUMMARY(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
REDEVELOPMENT
Los Angeles
Element LA (5)	247,545	46.8%	—%	100.0%	$—	$—	$—
1861 Bundy(5)	36,492	6.9	—	100.0	—	—	—
3402 Pico	39,136	7.4	—	—	—	—	—
Total Redevelopment	323,173	61.0%	—%	87.9%	$—	$—	$—

LEASE-UP
San Francisco
901 Market Street	206,199	39.0%	58.1%	100.0%	$5,077,196	$42.34	$3.53
Total Lease-up	206,199	39.0%	58.1%	100.0%	$5,077,196	$42.34	$3.53

TOTAL	529,372	100.0%	22.6%	92.6%	$5,077,196	$42.34	$3.53
______________________________

(1)
Excludes stabilized properties. As of September 30, 2014, we had no office development property under construction, three office redevelopment properties (Element LA, 3402 Pico and 1861 Bundy) under construction, one lease-up property (901 Market Street) and no property held-for-sale. We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of September 30, 2014. Annualized base rent does not reflect tenant reimbursements.

(5)
Element LA and 1861 Bundy are subject to a 15-year lease with Riot Games Inc. for all 284,037 combined square feet. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

LAND PROPERTIES SUMMARY

Location	Square Feet(1)	Percent of Total
Seattle
Merrill Place	140,000	7.5%
Subtotal	140,000	7.5%

Los Angeles
Sunset Bronson - Lot A	273,913	14.7%
Icon	413,000	22.2
Sunset Gower - Redevelopment	423,396	22.7
Element LA	500,000	26.9
3402 Pico	110,864	6.0
Subtotal	1,721,173	92.5%

TOTAL	1,861,173	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	570,470	64.5%	66.8%	$12,155,234	$31.90
Sunset Bronson	313,723	35.5	80.5	9,430,915	37.34

TOTAL	884,193	100.0%	71.6%	$21,586,149	$34.07
______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet which, may be less or more than BOMA rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended September 30, 2014.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended September 30, 2014, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2014.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period					Project Costs(1)
Location		Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased	Project Costs as of 9/30/2014	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Los Angeles
Element LA/ 1861 Bundy(5)	Los Angeles	Q3-2013	Q2-2015	Q2-2015	284,037	100.0	152.4	193.0	8.0%
Icon(6)	Hollywood	Q4-2014	Q4-2016	Q3-2018	413,000	N/A	6.7	190.0	8.3%
Total Under Construction					697,037		$159.1	$383.0

FUTURE DEVELOPMENT PIPELINE
Los Angeles
Sunset Bronson - Lot A	Hollywood	TBD	TBD	TBD	273,913	N/A	N/A	TBD	TBD
Sunset Gower - Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
3402 Pico(7)	Santa Monica	TBD	TBD	TBD	150	N/A	N/A	TBD	TBD

Seattle
Merrill Place	Seattle	TBD	TBD	TBD	140,000	N/A	N/A	TBD	TBD
Total Future Development Pipeline					1,487,309
______________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(5)
Element LA and 1861 Bundy are subject to a 15-year lease with Riot Games, Inc. for all 284,037 combined square feet. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

(6)	Total estimated project costs for Icon excludes land.

(7)	Estimated rentable square feet for 3402 Pico includes 39,136 square foot existing vacant building.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(Unaudited, $ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013	% change	2014		2013		% change
Same-store office statistics(2)
Number of properties	14		14		14		14
Rentable square feet	3,505,194		3,488,943		3,504,566		3,488,943
Ending % leased	94.9%		95.2%	(0.3)%	94.9%		95.2%		(0.3)%
Ending % occupied	94.6%		85.7%	10.4%	94.6%		85.7%		10.4%
Average % occupied for the period	91.9%		90.6%	1.4%	91.3%		91.5%		(0.2)%

Same-store media statistics(3)
Number of properties	2		2		2		2
Rentable square feet	884,193		884,193		884,193		884,193
Average % occupied for the period	76.0%		70.5%	7.8%	72.1%		69.8%		3.3%

SAME-STORE ANALYSIS - GAAP BASIS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013	% change	2014		2013		% change
Same-store net operating income — GAAP basis
Total office revenues	$37,187	(4)	$34,469	7.9%	$105,141	(5)(6)	$101,056	(7)	4.0%
Total media revenues	11,428		9,827	16.3	30,187		30,387		(0.7)
Total revenues	$48,615		$44,296	9.8%	$135,328		$131,443		3.0%

Total office expense	$14,596	(8)	$13,435	8.6%	$41,272	(9)	$38,695		6.7%
Total media expense	7,401		6,136	20.6	19,244		18,930	(10)	1.7
Total property expense	$21,997		$19,571	12.4%	$60,516		$57,625		5.0%

Same-store office net operating income — GAAP basis	$22,591		$21,034	7.4%	$63,869		$62,361		2.4%
NOI Margin	60.7%		61.0%	(0.5)%	60.7%		61.7%		(1.6)%
Same-store media net operating income — GAAP basis	$4,027		$3,691	9.1%	$10,943		$11,457		(4.5)%
NOI Margin	35.2%		37.6%	(6.4)%	36.3%		37.7%		(3.7)%
Same-store total property net operating income — GAAP basis	$26,618		$24,725	7.7%	$74,812		$73,818		1.3%
NOI Margin	54.8%		55.8%	(1.8)%	55.3%		56.2%		(1.6)%

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1) - CONTINUED
(Unaudited, $ in thousands)

SAME-STORE ANALYSIS - CASH BASIS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013	% change	2014		2013		% change
Same-store net operating income — Cash basis
Total office revenues	$34,544	(4)	$31,297	10.4%	$95,912	(5)(6)	$93,057	(7)	3.1%
Total media revenues	11,482		9,794	17.2	30,242		30,338		(0.3)
Total revenues	$46,026		$41,091	12.0%	$126,154		$123,395		2.2%

Total office expense	$14,534	(8)	$13,373	8.7%	$41,087	(9)	$38,510		6.7%
Total media expense	7,401		6,136	20.6	19,244		18,930	(10)	1.7
Total property expense	$21,935		$19,509	12.4%	$60,331		$57,440		5.0%

Same-store office net operating income — Cash basis	$20,010		$17,924	11.6%	$54,825		$54,548		0.5%
NOI Margin	57.9%		57.3%	1.0%	57.2%		58.6%		(2.4)%
Same-store media net operating income — Cash basis	$4,081		$3,660	11.5%	$10,998		$11,408		(3.6)%
NOI Margin	35.5%		37.4%	(5.1)%	36.4%		37.6%		(3.2)%
Same-store total property net operating income — Cash basis	$24,091		$21,584	11.6%	$65,823		$65,956		(0.2)%
NOI Margin	52.3%		52.5%	(0.4)%	52.2%		53.5%		(2.4)%
______________________________

(1)	“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of September 30, 2014.

(2)	See page 11 for same-store office properties.

(3)	See page 14 for same-store media properties.

(4)	Amount excludes one-time $3,644 tenant recoveries relating to prior year property tax expenses disclosed in the Q3-2014 earnings release.

(5)	Amount excludes one-time $3,340 tenant recoveries relating to prior year property tax expenses disclosed in the Q3-2014 earnings release.

(6)	Amount excludes a one-time $1,610 early lease termination fee income disclosed in the Q2-2014 earnings release.

(7)	Amount excludes a one-time $1,082 early lease termination fee income disclosed in the Q1-2013 earnings release.

(8)	Amount excludes one-time $4,742 property tax expenses disclosed in the Q3-2014 earnings release.

(9)	Amount excludes one-time $4,201 property tax expenses disclosed in the Q3-2014 earnings release.

(10)	Amount excludes a one-time $797 property tax savings disclosed in the Q1-2013 earnings release.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation to net income
Same-store office revenues — Cash basis	$34,544	$31,297	$95,912	$93,057
GAAP adjustments to office revenues — Cash basis	2,643	3,172	9,229	7,999
Early lease termination fee and tenant recovery adjustments to office revenues	3,644	—	4,950	1,082
Same-store office revenues — GAAP basis	$40,831	$34,469	$110,091	$102,138

Same-store media revenues — Cash basis	$11,482	$9,794	$30,241	$30,338
GAAP adjustments to media revenues — Cash basis	(54)	33	(54)	49
Same-store media revenues — GAAP basis	$11,428	$9,827	$30,187	$30,387

Same-store property revenues — GAAP basis	$52,259	$44,296	$140,278	$132,525

Same-store office expenses — Cash basis	$14,534	$13,373	$41,087	$38,510
GAAP adjustments to office expenses — Cash basis	62	62	186	185
Property tax expense adjustments	4,742	—	4,201	—
Same-store office expenses — GAAP basis	$19,338	$13,435	$45,474	$38,695

Same-store media expenses — Cash basis	$7,401	$6,136	$19,244	$18,930
Property tax savings adjustment to media expenses	—	—	—	(797)
Same-store media expenses — GAAP basis	$7,401	$6,136	$19,244	$18,133

Same-store property expenses — GAAP basis	$26,739	$19,571	$64,718	$56,828

Same-store net operating income — GAAP basis	$25,520	$24,725	$75,560	$75,697
Non-Same Store GAAP net operating income	11,265	5,721	32,607	10,120
General and administrative	(6,802)	(5,020)	(19,157)	(15,195)
Depreciation and amortization	(17,361)	(20,256)	(51,973)	(53,069)
Income from operations	$12,622	$5,170	$37,037	$17,553
Interest expense	(6,550)	(7,319)	(19,519)	(18,673)
Interest income	1	22	21	262
Acquisition-related expenses	(214)	(483)	(319)	(992)
Other expense	56	13	43	(41)
Impairment loss from discontinued operations	5,538	(145)	5,538	(5,580)
Net loss from discontinued operations	(38)	(10)	(164)	1,608
Net income (loss)	$11,415	$(2,752)	$22,637	$(5,863)

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

NET OPERATING INCOME DETAIL
Three Months Ended September 30, 2014
(Unaudited, $ in thousands)

	Same Store Office Properties(1)		Non-Same Store Office Properties(2)	Development/ Redevelopment(3)	Lease-Up Properties(4)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$25,356		$8,327	$—	$1,590	$6,292	$41,565
GAAP Revenue	2,643		1,487	—	46	(54)	4,122
Total Rents	$27,999		$9,814	$—	$1,636	$6,238	$45,687

Tenant Reimbursements	$9,343	(6)	$2,549	$—	$112	$267	$12,271
Parking and Other	3,489		1,248	—	20	4,923	9,680
Total Revenue	$40,831		$13,611	$—	$1,768	$11,428	$67,638

Property Operating Expenses	19,338	(7)	3,907	(75)	670	7,401	31,241
Property GAAP Net Operating Income	$21,493		$9,704	$75	$1,098	$4,027	$36,397

Square Feet	3,505,194		1,388,046	323,173	206,199	884,193	6,306,805
Ending % Leased	94.9%		92.3%	87.9%	100.0%	71.6%	84.4%
Ending % Occupied	94.6%		90.5%	—%	58.1%	71.6%	90.8%
NOI Margin	52.6%		71.3%	N/A	N/A	35.2%
Property GAAP Net Operating Income	$21,493		$9,704	$75	$1,097	$4,027	$36,397
Less : GAAP Revenue	(2,643)		(1,487)	—	(46)	54	(4,122)
Add : GAAP Expense	62		—	—	—	(54)	8
Property Cash Net Operating Income	$18,912		$8,217	$75	$1,051	$4,027	$32,283

Net Income Reconciliation	Q3-2014
Property GAAP Net Operating Income	$36,397
Other income/ inter-company eliminations	401
Tierrasanta (disposed Q3-2014)	(13)
Total GAAP Net Operating Income	$36,785
General and administrative	(6,802)
Depreciation and amortization	(17,361)		(1) See page 11 for same-store office properties.
Income from Operations	$12,622		(2) See page 11 for non-same-store properties.
Interest expense	(6,550)		(3) See page 12 for development/redevelopment properties.
Interest income	1		(4) See page 12 for lease-up properties.
Acquisition-related expenses	(214)		(5) See page 14 for same-store media properties.
Other expenses (income)	56		(6) Amount includes one-time $3,644 tenant recoveries relating to prior year property tax expenses disclosed in the
Gain on sale of real estate	5,538		Q3-2014 earnings release.
Discontinued operations	(38)		(7) Amount includes one-time $4,742 property tax expenses disclosed in the Q3-2014 earnings release.
Net Income	$11,415

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Total Gross Leasing Activity
Rentable square feet	124,893	420,631
Gross New Leasing Activity
Rentable square feet	91,233	348,984
New cash rate	$42.04	$44.33
Gross Renewal Leasing Activity
Rentable square feet	33,660	71,647
Renewal cash rate	$45.64	$40.75
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	12,100	258,841
Early termination (square feet)	2,340	65,099
Total	14,440	323,940
Net Absorption
Leased rentable square feet	76,793	25,044
Cash Rent Growth(1)
Expiring rate	$39.91	$32.79
New/renewal rate	$45.12	$62.73
Change	13.0%	91.3%
Straight-Line Rent Growth(2)
Expiring Rate	$37.88	$30.99
New/renewal rate	$48.30	$64.28
Change	27.5%	107.4%
Weighted Average Lease Terms
New (in months)	114	112
Renewal (in months)	41	28

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	Total	Annual	Total	Annual
New leases	$60.73	$6.37	$60.75	$7.22
Renewal leases	$5.73	$1.70	$3.15	$1.35
Blended	$45.58	$5.79	$50.94	$6.91
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO UNCOMMENCED LEASES DETAIL
	New Lease Terms									Expiring Lease Terms
Property	SF(1)	Estimated Lease Start Date(2)	Free Rent Period(3)	Estimated Rent Start Date(2)	Starting Base Rents(4)	New Lease Recovery Structure(5)	Term In Months	Estimated Lease Expiration Date(2)	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(6)	Estimated Lease Expiration Date(2)	Expiring Lease Recovery Structure(5)
Same-Store Office
Pinnacle I	3,413	10/6/2014	3	10/6/2014	$42.00	FSG	40	1/31/2018	$7.83	N/A	N/A	N/A	N/A
1455 Market	4,124	11/1/2014	—	2/19/2017	$32.43	FSG	28	2/19/2017	$—	N/A	N/A	N/A	N/A
First Financial	1,810	11/1/2014	2	11/1/2014	$36.84	FSG	85	11/30/2021	$15.61	1,810	$30.68	9/12/2014	FSG
6922 Hollywood	15,171	1/1/2015	3	2/1/2015	$43.20	FSG	45	9/30/2018	$24.11	14,220	$39.34	12/31/2014	FSG
1455 Market	4,506	1/20/2015	—	1/20/2015	$42.00	MG2	109	2/29/2024	$66.96	4,506	$12.73	12/31/2013	NNN
1455 Market	91,800	2/28/2015	—	2/28/2015	$46.00	MG2	108	2/29/2024	$66.96	95,680	$12.03	10/1/2014	NNN
1455 Market	24,438	5/1/2015	3	5/1/2015	$46.00	MG2	76	8/31/2021	$68.00	22,390	$35.00	12/31/2014	NNN
Rincon Center	2,868	8/1/2015	9	5/1/2016	$47.00	MG3	120	7/31/2025	$83.56	2,851	$50.15	7/14/2015	FSG
Rincon Center	4,144	5/1/2017	9	2/1/2018	$48.00	MG3	99	7/31/2025	$83.56	4,144	$37.15	4/14/2017	FSG
Non Same-Store
First & King	24,646	10/1/2014	2	12/1/2014	$32.00	FSG	84	9/30/2021	$78.25	N/A	N/A	N/A	N/A
Development/Redevelopment
Element LA	284,037	4/1/2015	15	10/1/2015	$52.67	NNN	180	3/31/2030	$103.00	N/A	N/A	N/A	N/A
Lease-Up Assets
901 Market	45,739	10/9/2014	3	10/9/2014	$58.50	FSG	84	10/8/2021	$78.00	43,364	$29.54	12/31/2013	FSG
901 Market	40,558	5/19/2015	—	5/19/2015	$40.17	NNN	181	5/31/2030	$84.88	N/A	N/A	N/A	N/A
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Represents management's estimate for each date based on lease terms and estimates for decommissioning space and constructing tenant improvements, as applicable.

(3)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(4)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2014, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) "NNN" refers to the tenant's obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) "FSG" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year; (c) "MG1" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for operating grounds; (d) "MG2" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) “MG3” refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(6)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP FRONT ABATEMENTS
	New Lease Terms									Expiring Lease Terms
Property	SF(1)	Lease Start Date	Free Rent Period(2)	Rent Start Date	Starting Base Rents(3)	New Lease Recovery Structure(4)	Term In Months	Lease Expiration Date	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(5)		Lease Expiration Date	Expiring Lease Recovery Structure(5)
Same Store Office
Rincon Center	74,966	11/1/2013	9	8/1/2014	$44.00	MG3	180	10/31/2028	$83.56	71,931	$38.50		8/31/2013	FSG
Rincon Center	18,062	11/1/2013	9	8/1/2014	$44.00	MG3	180	10/31/2028	$83.56	N/A	N/A		N/A	N/A
1455 Market	81,354	3/10/2014	6	9/10/2014	$30.00	MG2	115	9/27/2023	$79.00	84,802	$21.22		12/31/2013	NNN
1455 Market	47,099	3/15/2014	7	10/15/2014	$30.00	MG2	115	9/27/2023	$79.00	48,532	$21.22		12/31/2013	NNN
Rincon Center	41,614	5/1/2014	9	2/1/2015	$45.00	MG3	156	4/30/2027	$83.56	37,230	$38.50		8/31/2013	FSG
Rincon Center	18,075	5/1/2014	9	2/1/2015	$45.00	MG3	156	4/30/2027	$83.56	N/A	N/A		N/A	N/A
1455 Market	2,157	7/1/2014	7	2/1/2015	$30.00	MG2	111	9/27/2023	$79.00	N/A	N/A		N/A	N/A
Rincon Center	76,004	8/1/2014	9	5/1/2015	$46.00	MG3	132	7/31/2025	$83.56	76,320	$32.93	(6)	Various	Various
Pinnacle I	17,928	8/25/2014	15	1/1/2015	$42.00	FSG	124	12/31/2024	$47.00	N/A	N/A		N/A	N/A
Non Same Store Office
3401 Exposition	63,376	9/15/2014	3	9/15/2014	$40.20	NNN	144	9/30/2026	$116.04	N/A	N/A	(7)	N/A	N/A
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(3)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2014, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(4)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) "NNN" refers to the tenant's obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) "FSG" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year; (c) "MG1" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for operating grounds; (d) "MG2" refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) “MG3” refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenants respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(5)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

(6)	Based on the weighted average base rents and expiration dates of multiple expiring leases.

(7)
Tenant shall receive base rent abatement for the second and third months of the initial lease term and $16,666.66 towards the monthly base rent due for the fourth through fifteenth month of the initial lease term.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q4 2014(1)			Q1 2015			Q2 2015		Q3 2015			Q4 2015		Q1 2016		Q2 2016		Q3 2016
Location	Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
SAME-STORE
San Francisco
Rincon Center	3,004	$21.35		—	$—		6,292	$21.47	8,382	$47.37	(3)	1,617	$26.01	3,332	$35.00	13,651	$32.96	2,959	$34.97
1455 Market	119,591	16.09	(4)	100	74.19		—	—	—	—		114,322	9.09	—	—	875	42.17	—	—
875 Howard	—	—		—	—		—	—	—	—		—	—	—	—	—	—	6,031	35
222 Kearny	1,271	38.00		—	—		13,180	35.09	26,947	42.66		—	—	—	—	26,257	28.61	13,293	37.51
625 Second	—	—		35,151	41.50		—	—	—	—		—	—	—	—	6,834	44.29	—	—
Subtotal	123,866	$16.45		35,251	$41.50		19,472	$30.69	35,329	$43.78		115,939	$9.32	3,332	$35.00	47,617	$32.36	22,283	$36.49
Los Angeles
First Financial	—	$—		—	$—		7,079	$31.78	772	$32.52		—	$—	—	$—	15,838	$31.20	1,302	$33.00
Technicolor	—	—		—	—		—	—	—	—		—	—	—	—	—	—	—	—
Del Amo	—	—		—	—		—	—	—	—		—	—	—	—	—	—	—	—
9300 Wilshire	396	13.67		7,917	39.28		—	—	5,655	42.64		10,013	40.32	4,364	42.62	2,731	45.89	—	—
10950 Washington	—	—		—	—		—	—	—	—		—	—	—	—	30,300	28.04	—	—
604 Arizona	—	—		—	—		—	—	—	—		—	—	—	—	—	—	—	—
6922 Hollywood	330	18.73		28,440	39.34	(5)	—	—	—	—		—	—	12,820	39.36	—	—	3,378	40.65
10900 Washington	—	—		—	—		—	—	—	—		—	—	—	—	—	—	—	—
Pinnacle I	37,066	42.92		—	—		—	—	—	—		—	—	—	—	—	—	106,107	43.07
Subtotal	37,792	$42.40		36,357	$39.33		7,079	$31.78	6,427	$41.42		10,013	$40.32	17,184	$40.19	48,869	$30.06	110,787	$42.87
NON-SAME-STORE
Seattle
First & King	1,334	$4.50		—	$—		—	$—	7,524	$28.00		—	$—	11,442	$20.16	—	$—	—	$—
Met Park North	—	—		—	—		—	—	—	—		—	—	—	—	—	—
Northview	1,722	18.50		—	$—		—		—	—		—	—	3,096	19.00	59,022	18.12
Merrill Place	1,033	26.60		—	—		—	—	5,203	25.39		26,001	23.69	—	—	—	—	11,995	26.21
Subtotal	4,089	$15.98		—	$—		—	$—	12,727	$26.93		26,001	$23.69	14,538	$19.91	59,022	$18.12	11,995	$26.21
San Francisco
275 Brannan	—	$—		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
Los Angeles
Pinnacle II	—	$—		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
3401 Exposition	—	$—		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
See footnotes on next page.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q4 2014(1)		Q1 2015		Q2 2015		Q3 2015		Q4 2015		Q1 2016		Q2 2016		Q3 2016
Location	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
DEVELOPMENT/REDEVELOPMENT
Los Angeles
Element LA	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
1861 Bundy	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
3402 Pico	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
LEASE-UP ASSETS
San Francisco
901 Market	349	$15.47	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	349	$15.47	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—

TOTAL	166,096	$22.34	71,608	$40.44	26,551	$30.98	54,483	$39.57	151,953	$13.82	35,054	$31.29	155,508	$26.23	145,065	$40.52
______________________

(1)	Q3 2014 expiring square footage does not include square feet that expired on September 30, 2014.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of September 30, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)	Of the 8,382 square feet expiring in Q3 2015 at Rincon Center, 2,868 square feet has been backfilled.

(4)	Of the 119,591 square feet expiring in Q4 2014 at 1455 Market, 116,238 square feet has been backfilled.

(5)	Of the 28,440 square feet expiring in Q1 2015 at 6922 Hollywood, 15,171 square feet has been backfilled.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Available	326,043	6.0%	$—
2014	180,432	3.3	4,157,979	2.4	23.04	23.03
2015	304,595	5.6	7,974,906	4.6	26.18	26.58
2016	375,560	6.9	12,454,104	7.2	33.16	34.41
2017	699,364	12.9	23,231,071	13.3	33.22	34.32
2018	294,903	5.4	8,393,591	4.8	28.46	31.22
2019	603,895	11.1	21,344,759	12.3	35.35	39.49
2020	387,488	7.2	14,618,015	8.4	37.73	45.16
2021	635,907	11.7	18,242,333	10.5	28.69	34.12
2022	18,906	0.4	626,875	0.4	33.16	41.19
2023	634,297	11.7	19,585,995	11.2	30.88	38.99
Thereafter	534,050	9.9	22,999,994	13.2	43.07	55.73
Building management use	22,463	0.4	—	—	—	—
Signed leases not commenced(4)	404,709	7.5	20,453,686	11.7	50.54	76.40
Total/Weighted Average	5,422,612	100.0%	$174,083,308	100.0%	$34.16	$40.74
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of September 30, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2014.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of September 30, 2014.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of September 30, 2014, divided by (ii) square footage under uncommenced leases as of September 30, 2014.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Square	1455 Market Street	1	1	9/27/2023	333,216	6.1%	$10,571,764	6.9%
Salesforce.com(2)	Rincon Center	1	1	Various	234,699	4.3	10,394,981	6.8
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	4.2	8,789,091	5.7
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	3.6	8,038,801	5.2
EMC Corporation(3)	Various	2	2	Various	294,756	5.4	7,104,220	4.6
AIG	Rincon Center	1	1	7/31/2017	132,600	2.4	5,967,000	3.9
GSA(4)	Various	4	3	Various	168,393	3.1	5,365,957	3.5
NFL Enterprises(5)	Various	2	2	6/30/2017	137,305	2.5	4,952,662	3.2
Uber Technologies, Inc.(6)	1455 Market Street	1	1	2/29/2024	124,157	2.3	4,917,977	3.2
Clear Channel	Pinnacle I	1	1	9/30/2016	106,107	2.0	4,569,640	3.0
Technicolor Creative Services USA, Inc.	Technicolor Building	1	1	5/31/2020	114,958	2.1	4,549,302	3.0
Amazon	Met Park North	1	1	11/30/2023	139,824	2.6	3,669,637	2.4
Bank of America(7)	1455 Market Street	1	1	Various	347,821	6.4	3,464,130	2.3
Capital One	First & King	1	1	2/28/2019	133,148	2.5	3,367,424	2.2
Fox Interactive Media, Inc.(8)	625 Second Street	1	1	Various	69,746	1.3	3,205,814	2.1
TOTAL		20	19		2,761,896	50.8%	$88,928,400	58.0%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Salesforce.com is expected to take possession of an additional: (1) 2,868 square feet during the third quarter of 2015; and (2) 4,144 square feet during the second quarter of 2017. Expirations by square footage: (1) 83,016 square feet expiring on July 31, 2025; (2) 59,689 square feet expiring on April 30, 2027; (3) 93,028 square feet expiring on October, 31, 2028; and (4) 5,978 square feet of MTM storage space.

(3)
EMC expirations by property and square footage: (1) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (2) 185,292 square feet at First & King expiring on October 18, 2021; and (3) 42,954 square feet at First & King expiring on December 31, 2023.

(4)
GSA expirations by property and square footage: (1) 22,390 square feet at 1455 Market expiring on December 31, 2014; (2) 67,605 square feet at 1455 Market Street expiring on February 19, 2017; (3) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (4) 28,993 square feet at Northview expiring on April 4, 2020; and (5) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

(5)
NFL Enterprises expiration by property and square footage: (1) 127,386 square feet at 10950 Washington expiring on June 30, 2017 and (2) 9,919 square feet at 10900 Washington expiring on June 30, 2017.

(6)	Uber is expected to take possession of an additional: (1) 4,506 square feet during the first quarter of 2015; and (2) 91,800 square feet during the second quarter of 2015.

(7)
The following summarizes Bank of America’s early termination rights by square footage as of September 30, 2014: (1) 95,690 square feet at October 1, 2014; (2) 114,322 square feet at December 31, 2015; and (3) 137,809 square feet at December 31, 2017. Of the 95,690 square feet expiring October 1, 2014, 91,800 square feet will be backfilled by Uber Technologies, Inc. on April 1, 2015.

(8)	Fox Interactive Media, Inc. expirations by square footage: (1) 35,151 square feet early terminating on March 31, 2015 and (2) 34,595 square feet expiring on March 31, 2017.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	97,707	1.6%
Educational	154,280	3.5
Financial Services	619,906	7.1
Insurance	141,000	4.0
Legal	81,413	2.0
Media & Entertainment	1,078,675	27.5
Other	115,519	1.7
Real Estate	63,201	1.5
Retail	498,704	9.6
Technology	1,399,604	32.4
Advertising	113,000	2.0
Government	283,612	6.1
Healthcare	45,239	1.0
TOTAL	4,691,860	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Third Quarter 2014 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.